UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.         )

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Monmouth Real Estate Investment Corporation
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Email: proxy@mackenziepartners.com

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Please Contact MacKenzie Partners Today

To Vote Your Monmouth Shares!

February 9, 2022

Dear Shareholder:

The Monmouth Special Meeting of Shareholders is fast approaching on February 17, 2022. Your vote is important, no matter how many, or few shares you own! Shareholder approval is needed to approve Monmouth’s pending, all-cash merger with Industrial Logistics Properties Trust (“ILPT’).

Monmouth’s Board has unanimously determined that the ILPT transaction is the best option to maximize value for shareholders. The Board recommends that all shareholders vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting, including approval of the ILPT transaction, which will deliver immediate and certain value at a significant premium.

It is very important that all shareholders have their voices heard. We urge you to please vote your Monmouth shares today. You may do so by contacting MacKenzie Partners toll-free at 1-800-322-2885. MacKenzie has been engaged by Monmouth to assist in gathering the votes at the Special Meeting.

Please contact MacKenzie Partners today so we may assist in processing your vote – this will only take a few minutes of your time.

MacKenzie’s team of phone representatives can be reached Monday to Saturday, toll-free at 1-800-322-2885 or 1-212-929-5500 (call collect). You may also contact us with your voting instructions via email at proxy@mackenziepartners.com.

Sincerely,

MacKenzie Partners, Inc.